Exhibit 10.2

December 6, 2013

The Borrowers (as defined below)

c/o Radiant Logistics, Inc.

405 114th Avenue, S.E.

Bellevue, WA 98004

Attn: Chief Financial Officer

Re:	Waiver of Repayment Charge

Ladies and Gentlemen:

We refer to that certain Investment Agreement dated as of December 1, 2011 (the “Agreement”) by and among (i) Radiant Logistics, Inc., a Delaware corporation (the “Parent”), (ii) Radiant Global Logistics, Inc., a Washington corporation and formerly known as Airgroup Corporation (“Radiant Global Logistics”), (iii) Radiant Logistics Partners, LLC, a Delaware limited liability company (“Radiant Logistics Partners”), (iv) Radiant Customs Services, Inc., a Washington corporation (“Radiant Customs Services”), (v) Radiant Transportation Services, Inc., a Delaware corporation and formerly known as Radiant Logistics Global Services, Inc. (“Radiant Transportation Services”), (vi) Adcom Express, Inc., a Minnesota corporation (“Adcom”), (vii) DBA Distribution Services, Inc., a New Jersey corporation (“DBA”), (viii) International Freight Systems (of Oregon), Inc., an Oregon corporation (“International Freight”), (ix) Radiant Off-Shore Holdings LLC, a Washington limited liability company (“Radiant Off-Shore”), (x) Green Acquisition Company, Inc., a Washington corporation (“Green Acquisition” and collectively with the Parent, Radiant Global Logistics, Radiant Logistics Partners, Radiant Customs Services, Radiant Transportation Services, Adcom, DBA, International Freight and Radiant Off-Shore, the “Borrowers”), (xi) Caltius Partners IV, LP, a Delaware limited partnership (“Caltius Partners”) and (xii) Caltius Partners Executive IV, LP, a Delaware limited partnership (together with Caltius Partners, “Caltius”). Capitalized terms used in this letter but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Section 2.6(c) of the Agreement provides, in part, that if the Borrowers prepay the Notes after December 1, 2013 but prior to and including December 1, 2014, the Borrowers are obligated to pay a Repayment Charge equal to 2.0% of any principal amount prepaid (including any PIK Amount prepaid) (the “Repayment Charge Requirement”). The purpose of this letter is to confirm that Caltius hereby waives the Repayment Charge Requirement with respect to any principal amount prepaid (including any PIK Amount prepaid) after December 1, 2013. The waiver contained in this letter is limited to Caltius’ waiver of the Repayment Charge Requirement only and, except as expressly set forth in this letter, shall not operate as a modification or waiver of any right, power or remedy of Caltius under the Agreement or any other Investment Document.

{Signatures appear on following page.}

Very truly yours,

CALTIUS PARTNERS IV, LP By: CP IV, LP, its general partner

By:	/s/ Michael Kane
Name:	Michael Kane
Title:	Managing Director

CALTIUS PARTNERS EXECUTIVE IV, LP By: CP IV, LP, its general partner

By:	/s/ Michael Kane
Name:	Michael Kane
Title:	Managing Director

Cc:	Stephen M. Cohen, Esq.

Kevin B. Scott, Esq.